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                                  Exhibit 99.7

                                    AMENDMENT

         The Rights Agreement, dated as of July 31, 1991 (the "Rights Agreement"), among Continental Stock Transfer & Trust Company (the "Rights Agent"), Cellular Communications, Inc. (as successor to CCI Newco, Inc.) (the "Corporation"), and Airtouch Communications, Inc. (as successor to Pactel Corporation) ("AirTouch"), is hereby amended to provide that neither the execution of the Agreement and Plan of Merger among the Corporation, Airtouch Communications and Airtouch Cellular, a wholly owned subsidiary of AirTouch (the "Merger Agreement"), nor the consummation of the Merger (as defined in the Merger Agreement) will cause AirTouch or any subsidiary thereof to become an Acquiring Person (as defined in the Rights Agreement) or cause a Triggering Event (as defined in the Rights Agreement) or Distribution Event (as defined in the Rights Agreement).

         IN WITNESS THEREOF, the parties hereto have caused this Amendment to be duly executed, all as of April 5, 1996.

                                   CELLULAR COMMUNICATIONS, INC.



                                   By: /s/ George Blumenthal
                                       -----------------------------------------


                                   AIRTOUCH COMMUNICATIONS, INC.



                                   By: /s/ Arun Sarin
                                       -----------------------------------------


                                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY



                                   By: /s/ Michael Nielson
                                       -----------------------------------------
                                       President

Dated: April 5, 1996